Exhibit 10.57A

FIRST AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT

This First Amendment to Restricted Stock Award Agreement is entered into this 11 day of January, 2005, between CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation (the “Company”), and PETER E. KALAN (“Grantee”).

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WHEREAS, the Company and the Grantee entered into a Restricted Stock Award Agreement dated August 22, 2002 (the “RSA Agreement”) with respect to 30,000 shares of the Common Stock of the Company; and

WHEREAS, the Company and the Grantee desire to amend the RSA Agreement as herein set forth;

NOW, THEREFORE, in consideration of the foregoing recitals and the agreement of the parties contained in this document, the Company and the Grantee agree as follows:

1. Section 2(c) of the RSA Agreement hereby is amended in its entirety so as to read as follows:

“(c) Notwithstanding the provisions of Section 2(a), any Shares which have not previously vested in Grantee pursuant to Section 2(a) automatically shall vest in Grantee upon an involuntary Termination of Employment of Grantee without Cause.”

2. As amended by this First Amendment thereto, the RSA Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Company and the Grantee have executed this First Amendment to Restricted Stock Award Agreement as of the date first above written.

CSG SYSTEMS INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Neal C. Hansen
Neal C. Hansen, Chairman of the Board and
Chief Executive Officer

/s/ Peter E. Kalan
Peter E. Kalan